As filed with the Securities and Exchange Commission on May 14, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVERY DENNISON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1492269 (I.R.S. Employer Identification No.)
150 North Orange Grove Boulevard
Pasadena, California 91103
(Address of Principal Executive Offices)

AVERY DENNISON CORPORATION
STOCK OPTION AND INCENTIVE PLAN, AMENDED AND RESTATED
(Full title of the plan)

Copy to:
Susan C. Miller Senior Vice President and General Counsel Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103 (626) 304-2000	J. Scott Hodgkins Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 (213) 485-1234
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price per	aggregate offering	registration
Title of securities to be registered	Registered	share (1)	price (1)	fee(2)
Common Stock, $1.00 par value per share to be issued under the Stock Option and Incentive Plan, amended and restated	2,800,000	$37.65	$105,420,000.00	$7,516.45

(1)	For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company’s Common Stock on the composite tape for the New York Stock Exchange on May 12, 2010.

(2)	Pursuant to Rule 457(p) under the Securities Act, a registration fee of $63,350 was paid with respect to securities available for issuance under a registration statement on Form S-3 (registration No. 333-120239) filed by Avery Dennison Corporation on November 5, 2004. Pursuant to Rule 457(b) and 457(p), $29,890.30 of prepaid registration fees is presently available for offset. The $7,516.45 registration fee associated with this registration statement is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under Registration No. 333-120239. A separate S-8 registration statement registering obligations in accordance with the Avery Dennison Corporation 2005 Executive Variable Retirement Plan, Amended and Restated, has been filed on the same day as this registration statement and for purpose of the application of the filing fee is deemed to have been filed prior to this filing, and a separate S-8 registration statement registering shares under the Avery Dennison Corporation Employee Savings Plan, Amended and Restated, will be filed on the same day as this registration statement and for purpose of the application of the filing fee is deemed to be filed subsequent to this filing. Since the prepaid registration fees completely offset the registration fee for this filing, no additional registration fee is being paid for this filing, and, following this filing, $22,373.85 will remain available for future offset under Registration No. 333-120239 against registration fees that would otherwise be payable.

EXPLANATORY NOTE
     Avery Dennison Corporation (the “Company”) is filing this registration statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”) to register an additional 2,800,000 shares of the Company’s common stock which may be issued under the Company’s Stock Option and Incentive Plan, amended and restated April 22, 2010. Such shares under the Company’s Stock Option and Incentive Plan are additional securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Securities and Exchange Commission (“SEC”) on July 24, 2008 (File No. 333-152508), April 29, 2005 (File No. 333-124495) and July 25, 2003 (File No. 333-107371). The information contained in the Registration Statements on Form S-8 originally filed by the Company with the Securities and Exchange Commission on (File nos. 333-152508, 333-124495 and 333-107371), pursuant to the Securities Act of 1933, as amended, are incorporated by reference into this Registration Statement, except for the information presented in Part II, Item 3. Incorporation of Documents by Reference and Item 8. Exhibits.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the SEC by the Company are incorporated as of their respective dates in this Registration Statement by reference:
a. The Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010;
b. The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010; and
c. The description of the Company’s common stock and the preferred share purchase rights contained in the Company’s Registration Statement on Form S-3 filed with the Commission on November 14, 2007 (File No. 333-147369).
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

4.1
Avery Dennison Corporation Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit D to the Company’s 2010 Proxy Statement on Schedule 14A, filed on March 19, 2010).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included in page S-1).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 13th day of May, 2010.

AVERY DENNISON CORPORATION.
By:	/s/ Daniel R. O’Bryant
Daniel R. O’Bryant
Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Dean A. Scarborough, Daniel R. O’Bryant, Mitchell R. Butier, Susan C. Miller and Richard P. Randall or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

Name	Title	Date
/s/ Dean A. Scarborough Dean A. Scarborough	Chairman, President and Chief Executive Officer	May 13, 2010
/s/ Daniel R. O’Bryant Daniel R. O’Bryant	Executive Vice President, Finance and Chief Financial Officer	May 13, 2010
/s/ Mitchell R. Butier Mitchell R. Butier	Corporate Vice President Global Finance and Chief Accounting Officer	May 13, 2010
/s/ Peter W. Mullin Peter W. Mullin	Director	May 13, 2010
/s/ David E. I. Pyott David E. I. Pyott	Director	May 13, 2010
/s/ Julia A. Stewart Julia A. Stewart	Director	May 13, 2010
/s/ Peter K. Barker Peter K. Barker	Director	May 13, 2010
/s/ John T. Cardis John T. Cardis	Director	May 13, 2010
/s/ Rolf Borjesson Rolf Borjesson	Director	May 13, 2010
/s/ Patrick T. Siewert Patrick T. Siewert	Director	May 13, 2010
/s/ Ken C. Hicks Ken C. Hicks	Director	May 13, 2010
/s/ Debra L. Reed Debra L. Reed	Director	May 13, 2010
/s/ Bradley A. Alford Bradley A. Alford	Director	May 13, 2010

S-1

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1
Avery Dennison Corporation Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit D to the Company’s 2010 Proxy Statement on Schedule 14A, filed on March 19, 2010).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included in page S-1).